UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2019

GENIUS BRANDS INTERNATIONAL, INC.

(Name of registrant as specified in its charter)

Nevada (State or other jurisdiction of Incorporation or organization) 8383 Wilshire Blvd., Suite 412 Beverly Hills, CA (Address of principal executive offices)	000-54389 (Commission File Number)	20-4118216 (I.R.S. Employer Identification Number) 90211 (Zip Code)

Registrant’s telephone number, including area code: (310) 499-2402

________________________________________________________

(Former Address: 301 N. Canon Drive, Suite 305, Beverly Hills, CA 90210)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On February 14, 2019, Genius Brands International, Inc., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a single existing institutional investor named therein (the “Investor”), pursuant to which the Company agreed to issue and sell, in a registered direct offering by the Company directly to the Investor (the “Registered Offering”), an aggregate of 945,894 shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (“Common Stock”) and warrants to purchase up to an aggregate of 945,894 shares of Common Stock (the “Registered Warrants”) at a purchase price of $2.12 per Share of Common Stock and accompanying Registered Warrant. Each Registered Warrant will be immediately exercisable on the date of its issuance at an exercise price of $2.12 per share and will expire one (1) year from the date of issuance. The Company expects to receive gross proceeds of approximately $2 million before deducting the placement agent fee and related offering expenses.

The Shares, Registered Warrants and the shares of Common Stock issuable from time to time upon exercise of the Registered Warrants were offered by the Company pursuant to a registration statement on Form S-3 (File No. 333-214805), which was filed with the Securities and Exchange Commission (the “Commission”) on November 25, 2016 and was declared effective by the Commission on December 19, 2016 (the “Registration Statement”).

Concurrent Private Placement

In a concurrent private placement (the “Private Placement” and together with the Registered Offering, the “Offerings”), the Company agreed to issue to the Investor who participated in the Registered Offering warrants (the “Private Warrants” and collectively with the Shares and Registered Warrants, the “Securities”) exercisable for one share of Common Stock for each Share purchased in the Registered Offering for an aggregate of 945,894 shares of Common Stock at an exercise price of $2.21 per share. Each Private Warrant will be exercisable commencing six months and one day from the date of issuance and will expire five (5) years from the date it becomes exercisable.

The Private Warrants and the shares of our common stock issuable from time to time upon the exercise of the Private Warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), are not being offered pursuant to the Registration Statement and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

The Offerings are expected to close on or about February 15, 2019, subject to customary closing conditions.

Engagement Letter

On February 14, 2019, the Company entered into an Engagement Letter (the “Engagement Letter”) with Chardan Capital Markets, LLC (“Chardan” or the “Placement Agent”) pursuant to which the Company engaged Chardan as its placement agent in connection with the Offerings. The Placement Agent agreed to use its reasonable best efforts to arrange for the sale of the Securities. The Company agreed to pay the Placement Agent a placement agent fee in cash equal to 9.0% of the gross proceeds from the sale of the Securities and to reimburse certain out-of-pocket expenses of up to $5,000. The Company also agreed to pay the Placement Agent a warrant solicitation fee of 9% of the proceeds from any exercise of the Registered Warrants or Private Warrants solicited by the Placement Agent. The Engagement Letter also contains representations, warranties, indemnification and other provisions customary for transactions of this nature.

Amendment, Waiver and Consent Agreement

In connection with the Offerings, the Company entered into an amendment, waiver and consent agreement (the “Amendment, Waiver and Consent”) with certain holders of our 10% Secured Convertible Notes due August 20, 2019, which were issued pursuant a securities purchase agreement, dated August 17, 2018, by and among the Company and the purchasers identified on the signature pages thereto (the “Notes Purchase Agreement”). Pursuant to the Amendment, Waiver and Consent, such holders have agreed to amend the definition of “Exempt Issuance” in the Notes Purchase Agreement to include the Offerings, waive any applicable rights and remedies under the Notes Purchase Agreement, and consent to the Offerings. In consideration for the Amendment, Waiver and Consent, the Company agreed to issue all of the purchasers under the Notes Purchase Agreement warrants to purchase up to an aggregate of 1,800,000 shares of our Common Stock (the “Waiver Warrants”). The Waiver Warrants will have an exercise price of $2.55 per share, will become exercisable commencing six months and one day from the date of issuance and will expire five (5) years from the date of issuance.

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The foregoing summaries of the Purchase Agreement, the Registered Warrants, the Private Warrants, the Engagement Letter, the Amendment, Waiver and Consent Agreement and the Waiver Warrants do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 10.1, 4.1, 4.2, 1.1, 10.2 and 4.3, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A copy of the opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. relating to the legality of the issuance and sale of the Shares, Registered Warrants and the shares of Common Stock issuable from time to time upon exercise of the Registered Warrants is attached as Exhibit 5.1 hereto.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 8.01. Other Events.

On February 15, 2019, the Company issued a press release announcing the Offerings. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Engagement Letter dated as of February 14, 2019, by and between Genius Brands International, Inc. and Chardan Capital Markets, LLC.

4.1	Form of Registered Warrant.

4.2	Form of Private Warrant.

4.3	Form of Waiver Warrant.

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

10.1	Form of Securities Purchase Agreement, dated as of February 14, 2019, by and among Genius Brands International, Inc. and the Investor.

10.2	Form of Amendment, Waiver and Consent Agreement, dated as of February 14, 2019, by and among Genius Brands International, Inc. and the signatories identified therein.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).

99.1	Press Release of Genius Brands International, Inc. dated February 15, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIUS BRANDS INTERNATIONAL, INC.

Date: February 15, 2019	By:	/s/ Andy Heyward
	Name:	Andy Heyward
	Title:	Chief Executive Officer

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